FOR IMMEDIATE RELEASE

Contact: Debbie Nalchajian-Cohen
P: 559-222-1322
C: 559-281-1312

CENTRAL VALLEY COMMUNITY BANCORP RECEIVES
MERGER APPROVAL FROM FOLSOM LAKE BANK SHAREHOLDERS

FRESNO, CALIFORNIA…August 10, 2017… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), announced today that Folsom Lake Bank shareholders approved the merger between Folsom Lake Bank and Central Valley Community Bank at a special meeting held on August 10, 2017. The transaction, subject to customary closing conditions, is expected to be completed as of October 1, 2017, with the conversion of all operational systems to be completed in the first quarter of 2018.
As of June 30, 2016, on a pro forma consolidated basis with Folsom Lake Bank, Central Valley Community Bancorp would have had nearly $1.7 billion in total assets and 24 branches.
“We believe the future is bright for Folsom Lake Bank as a combined organization with Central Valley Community Bank. The impressive history of both banks and shared community banking values will bring opportunity to shareholders, customers, employees and the community,” stated Robert Flautt, President, CEO and Director of Folsom Lake Bank.
“Folsom Lake Bank shareholder approval brings us one step closer in the merger process and confirms shareholder confidence in the merger,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank. “The successful blending of our two great community banks is right on track. Together, we look forward to continuing to provide the highest standards of customer service, competitive financial products and education, and community giving support.”
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY and as of June 30, 2017 has reported assets of $1,444,836,000. Central Valley Community Bank,

-more-

Central Valley Community Bank – Page 2

headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full-service offices in Cameron Park, Clovis, Exeter, Fair Oaks, Folsom, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Roseville, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Central Valley Investment Services are provided by Investment Centers of America, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray, and William S. Smittcamp. Sidney B. Cox is Director Emeritus. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
Folsom Lake Bank, headquartered in Folsom, California, reported assets of $205,931,895 as of June 30, 2017. Folsom Lake Bank, founded in 2007, operates three full-service branch offices in Folsom, Rancho Cordova and Roseville. Additional information about Folsom Lake Bank can be found at www.folsomlakebank.com.
###
Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; (7) the expected cost savings, synergies and other financial benefits for the acquisition might not be realized within the expected time frames or at all; (8) governmental approval of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approval of the acquisition; (9) conditions to the closing of the acquisition may not be satisfied, (10) the shareholders of Folsom Lake Bank may fail to approve the consummation of the acquisition, and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

Central Valley Community Bancorp will undertake no obligation to revise or publicly release any revision or update to the forward looking statements to reflect events or circumstances that occur after the date on which statements were made.

Central Valley Community Bancorp has filed a registration statement with the SEC, including a proxy statement/prospectus and other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus is available for free, both on the SEC website (http://www.sec.gov) and from Central Valley Community Bancorp and Folsom Lake Bank.